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                                                                    EXHIBIT 4.10

                                SUPPORT AGREEMENT

                MEMORANDUM OF AGREEMENT made the 31st day of July, 2004,

AMONG:

                     WASTE SERVICES, INC., a corporation existing under the laws of the State of Delaware (hereinafter referred to as "WSI")

                                     - and -

                     CAPITAL ENVIRONMENTAL HOLDINGS COMPANY, an unlimited liability company existing under the laws of the Province of Nova Scotia (hereinafter referred to as "CAPITAL HOLDINGS")

                                     - and -

                     WASTE SERVICES (CA) INC., a corporation existing under the laws of the Province of Ontario (hereinafter referred to as "CERI")


                WHEREAS in connection with an arrangement agreement (the "ARRANGEMENT AGREEMENT") made June 9, 2004 among CERI, WSI and Capital Holdings, certain holders of common shares in the capital of CERI will receive and hold exchangeable shares in the capital of CERI (the "EXCHANGEABLE SHARES") pursuant to the plan of arrangement (the "ARRANGEMENT") contemplated by the Arrangement Agreement;

                AND WHEREAS, pursuant to the Arrangement Agreement, WSI, Capital Holdings and CERI have agreed to execute a support agreement substantially in the form of this Agreement;

                NOW THEREFORE in consideration of the respective covenants and agreements herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

                                   ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

1.1             DEFINED TERMS

                "AGREEMENT" means this agreement, including any Schedule or Exhibits to this agreement, as it may be amended or supplemented from time to time in accordance with the provisions hereof. Unless there is something in the subject matter or context inconsistent therewith, every other capitalized term or expression used herein and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "SHARE PROVISIONS") attaching to the Exchangeable Shares as set out in the articles of arrangement of CERI in respect of the Arrangement.


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1.2             INTERPRETATION NOT AFFECTED BY HEADINGS

                The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3             DATE, NUMBER, GENDER

                If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

                                   ARTICLE 2
                            COVENANTS OF WSI AND CERI

2.1             COVENANTS REGARDING EXCHANGEABLE SHARES, CERI OPTIONS AND CERI
                WARRANTS

                So long as any Exchangeable Shares, CERI Options or CERI Warrants not owned by WSI or its affiliates are outstanding, WSI will:

         (a) not take any action that will result in the declaration or payment of any dividend or other distribution on the WSI Common Shares unless (i) CERI shall simultaneously declare or pay, as the case may be, a dividend or distribution economically equivalent thereto (as provided for in the Share Provisions) on the Exchangeable Shares and CERI shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such dividend or other distribution on the Exchangeable Shares, and (ii) if the dividend or other distribution is a stock dividend or other distribution of stock, in lieu of such dividend CERI effects a corresponding and contemporaneous and economically equivalent (as determined in accordance with Section 2.7(d)) subdivision of the outstanding Exchangeable Shares and CERI shall have sufficient authorized but unissued securities available to enable the subdivision;

         (b) advise CERI sufficiently in advance of the declaration by WSI of any dividend or other distribution on WSI Common Shares and take all such other actions as are reasonably necessary, in co-operation with CERI, to ensure that (i) the respective declaration date, record date and payment date for a dividend or other distribution on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for such dividend or other distribution on the WSI Common Shares, and
                (ii) the record date, if any, and effective date for the subdivision referred to in Section 2.1(a) shall be the same as the record date and payment date for such dividend or other distribution on the WSI Common Shares;


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         (c)    ensure that the record date for any dividend or other
                distribution declared on WSI Common Shares is not less than 10 Business Days after the declaration date of such dividend;

         (d) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit CERI, in accordance with applicable law, to pay and otherwise perform its obligations with respect to (i) the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by WSI or its affiliates) upon the liquidation, dissolution or winding-up of CERI or any other distribution of assets of CERI among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by CERI, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit CERI to cause to be delivered WSI Common Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Share Provisions, and (ii) the CERI Options and the CERI Warrants, including without limitation all such actions and all such things as are necessary or desirable to enable or permit CERI to cause to be delivered WSI Common Shares to the holders of CERI Options and CERI Warrants upon exercise thereof in accordance with the terms thereunder;

         (e) take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Capital Holdings, in accordance with applicable law, to pay or otherwise perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Capital Holdings to cause to be delivered WSI Common Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be, and cash in respect of declared and unpaid dividends; and

         (f) except in connection with any event, circumstance or action which causes or could cause the occurrence of a Redemption Date, not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of CERI or any other distribution of the assets of CERI among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of CERI or any other distribution of the assets of CERI among its shareholders for the purpose of winding up its affairs.

2.2             SEGREGATION OF FUNDS

                WSI will cause CERI to deposit a sufficient amount of funds in a separate account of CERI and segregate a sufficient amount of such other assets and property as is necessary to enable CERI to pay dividends when due and to pay or otherwise satisfy its respective obligations under Articles 5, 6 or 7 of the Share Provisions, as applicable.


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2.3             RESERVATION OF WSI COMMON SHARES

                WSI hereby represents, warrants and covenants in favour of CERI and Capital Holdings that WSI has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by WSI or its affiliates), CERI Options or CERI Warrants are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of WSI Common Shares (or other shares or securities into which WSI Common Shares may be reclassified or changed as contemplated by Section 2.7): (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time, (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time, and (iii) the number of WSI Common Shares issuable upon the exercise of all CERI Options and CERI Warrants, and (b) as are now and may hereafter be required to enable and permit WSI to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which WSI may now or hereafter be required to issue WSI Common Shares, to enable and permit Capital Holdings to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and to enable and permit CERI to meet its obligations hereunder and under the Share Provisions.

2.4             NOTIFICATION OF CERTAIN EVENTS

                In order to assist WSI to comply with its obligations hereunder and to permit Capital Holdings to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, CERI will notify WSI and Capital Holdings of each of the following events at the time set forth below:

         (a) in the event of any determination by the board of directors of CERI to institute voluntary liquidation, dissolution or winding-up proceedings with respect to CERI or to effect any other distribution of the assets of CERI among its shareholders for the purpose of winding up its affairs, at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

         (b) promptly, upon the earlier of receipt by CERI of notice of, and CERI otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding-up of CERI or to effect any other distribution of the assets of CERI among its shareholders for the purpose of winding up its affairs;

         (c)    immediately, upon receipt by CERI of a Retraction Request;

         (d) on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions;

         (e) as soon as practicable upon the issuance by CERI of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding common shares of CERI pursuant to the Arrangement); and

         (f) at such other time and in such other manner and with respect to such other events as may be contemplated by the Share Provisions.


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2.5             DELIVERY OF WSI COMMON SHARES TO CERI AND CAPITAL HOLDINGS

                In furtherance of its obligations under Sections 2.1(d) and (e) hereof, upon notice from CERI or Capital Holdings of any event that requires CERI or Capital Holdings to cause to be delivered WSI Common Shares to any holder of Exchangeable Shares, CERI Options or CERI Warrants, WSI shall forthwith allot, issue and deliver or cause to be delivered to CERI or Capital Holdings (unless CERI or Capital Holdings already has sufficient WSI Common Shares) the requisite number of WSI Common Shares to be allotted to, received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as CERI or Capital Holdings shall direct, or the holder of the exercised CERI Option or CERI Warrant, as CERI may direct. All such WSI Common Shares shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

2.6             QUALIFICATION OF WSI COMMON SHARES

                If any WSI Common Shares (or other shares or securities into which WSI Common Shares may be reclassified or changed as contemplated by
Section 2.7) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial, territorial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority in the United States or Canada or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by WSI and delivered by WSI at the direction of Capital Holdings or CERI, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" for purposes of Canadian provincial securities law or an "affiliate" of WSI for purposes of United States federal or state securities law), WSI will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause such WSI Common Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be. WSI will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all WSI Common Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding WSI Common Shares (or such other shares or securities) have been listed by WSI and remain listed and are quoted or posted for trading at such time.

2.7             ECONOMIC EQUIVALENCE

                So long as any Exchangeable Shares not owned by WSI or its affiliates are outstanding:

         (a) WSI will not without prior approval of CERI and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions:

                (i) issue or distribute WSI Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire WSI Common Shares) to the holders of all or substantially all of the then outstanding WSI Common Shares by way of stock dividend or other distribution, other than an issue of WSI Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire WSI Common Shares) to holders of WSI Common Shares who exercise an option to receive dividends in WSI Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire WSI Common Shares) not issued at a discount and without financial preference to the corresponding cash dividend in lieu of receiving cash dividends or pursuant to any dividend reinvestment plan or similar arrangement; or

                (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding WSI Common Shares entitling them to subscribe for or to purchase WSI Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire WSI Common Shares); or

                (iii) issue or distribute to the holders of all or substantially all of the then outstanding WSI Common Shares (A) shares or securities of WSI of any class other than WSI Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire WSI Common Shares, subject to Section 2.7(a)(i) hereof), (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, (C) evidences of indebtedness of WSI or (D) assets of WSI, unless the economic equivalent of such WSI Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire WSI Common Shares), rights, options, warrants, shares, securities, evidences of indebtedness or other assets is issued or distributed or otherwise provided by CERI simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by WSI in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Arrangement Agreement.

         (b) WSI will not without the prior approval of CERI and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions:

                (i) subdivide, redivide or change the then outstanding WSI Common Shares into a greater number of WSI Common Shares;

                (ii) reduce, combine, consolidate or change the then outstanding WSI Common Shares into a lesser number of WSI Common Shares; or

                (iii) reclassify or otherwise change WSI Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting WSI Common Shares,

                unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares and at least 7 days prior written notice thereof is given to the holders of the Exchangeable Shares.

         (c) WSI will ensure that the record date for any event referred to in Sections 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by WSI (with contemporaneous notification thereof by WSI to CERI).

         (d) The board of directors of CERI shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Sections 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on WSI. In making each such determination, the following factors shall, without excluding other factors determined by the board of directors of CERI to be relevant, be considered by the board of directors of CERI:

                (i) in the case of any stock dividend or other distribution payable in WSI Common Shares, the number of such shares issued in proportion to the number of WSI Common Shares previously outstanding;

                (ii) in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase WSI Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire WSI Common Shares), the terms of such rights, options or warrants and the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a WSI Common Share;

                (iii) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of WSI of any class other than WSI Common Shares, any rights, options or warrants other than those referred to in Section 2.7(d)(ii) above, any evidences of indebtedness of WSI or any assets of WSI), the relationship between the fair market value (as determined by the board of directors of CERI, acting reasonably) of such property to be issued or distributed with respect to each outstanding WSI Common Share and the Current Market Price of a WSI Common Share; and

                (iv) in the case of any subdivision, redivision or change of the then outstanding WSI Common Shares into a greater number of WSI Common Shares or the reduction, combination, consolidation or change of the then outstanding WSI Common Shares into a lesser number of WSI Common Shares or any amalgamation, merger, reorganization or other transaction affecting WSI Common Shares, the effect thereof upon the then outstanding WSI Common Shares.

         (e) CERI agrees that, to the extent required, upon due notice from WSI, CERI will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by CERI, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent effect with respect to the WSI Common Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8             TENDER OFFERS

                In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to WSI Common Shares (an "OFFER") is proposed by WSI or is proposed to WSI or its shareholders and is recommended by the board of directors of WSI, or is otherwise effected or to be effected with the consent or approval of the board of directors of WSI, and the Exchangeable Shares are not redeemed by CERI or purchased by Capital Holdings pursuant to the Redemption Call Right, WSI will expeditiously and in good faith take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than WSI and its affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of WSI Common Shares, without discrimination. Without limiting the generality of the foregoing, WSI will expeditiously and in good faith take all such actions and do all such things as are reasonably necessary or desirable to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against CERI (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of CERI to redeem (or Capital Holdings to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of a WSI Control Transaction.

2.9             OWNERSHIP OF OUTSTANDING SHARES

                Without the prior approval of CERI and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions, WSI covenants and agrees in favour of CERI that, as long as any outstanding Exchangeable Shares are owned by any Person other than WSI or any of its affiliates, WSI will be, and remain, the direct or indirect beneficial owner of all issued and outstanding CERI Common Shares and all of the issued and outstanding shares in the capital of Capital Holdings.

2.10            WSI AND AFFILIATES NOT TO VOTE EXCHANGEABLE SHARES

                WSI covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. WSI further covenants and agrees that it will not, and will cause its affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the OBCA (or any successor or other corporate statute by which CERI may in the future be governed) with respect to any Exchangeable Shares held by it or by its affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11            RULE 10B-18 PURCHASES

                For certainty, nothing contained in this Agreement, including without limitation the obligations of WSI contained in Section 2.8 hereof, shall limit the ability of WSI or CERI to make a "Rule 10b-18 Purchase" of WSI Common Shares pursuant to Rule 10b-18 of the United States Securities Exchange Act of 1934, as amended, or any successor provision thereof.

                                   ARTICLE 3
                                 WSI SUCCESSORS

3.1             CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC.

                WSI shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

         (a) such other Person or continuing corporation (the "WSI SUCCESSOR") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the WSI Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such WSI Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of WSI under this Agreement;

         (b) in the event that WSI Common Shares are reclassified or otherwise changed as part of such transaction, the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares; and

         (c) such transaction shall be upon such terms and conditions as to substantially preserve and not impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of Exchangeable Shares.

3.2             VESTING OF POWERS IN SUCCESSOR

                Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the WSI Successor shall possess and from time to time may exercise each and every right and power of WSI under this Agreement in the name of WSI or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of WSI or any officers of WSI may be done and performed with like force and effect by the directors or officers of such WSI Successor.

3.3             WHOLLY-OWNED SUBSIDIARIES

                Nothing herein shall be construed as preventing (i) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of WSI with or into WSI, (ii) the winding-up, liquidation or dissolution of any wholly-owned subsidiary of WSI, provided that all of the assets of such subsidiary are transferred to WSI or another wholly-owned direct or indirect subsidiary of WSI or (iii) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of WSI among the shareholders of such subsidiary for the purpose of winding up its affairs and any such transactions are expressly permitted by this Article 3.

                                   ARTICLE 4
                                     GENERAL

4.1             TERM

                This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than WSI and any of its affiliates.

4.2             CHANGES IN CAPITAL OF WSI AND CERI

                At all times after the occurrence of any event contemplated pursuant to Sections 2.7 and 2.8 hereof or otherwise, as a result of which either WSI Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which WSI Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3             SEVERABILITY

                If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4             AMENDMENTS, MODIFICATIONS

                Subject to Sections 4.2, 4.3 and 4.5, this Agreement may not be amended or modified except by an agreement in writing executed by CERI, Capital Holdings and WSI and approved by the holders of the Exchangeable Shares in accordance with section 10.2 of the Share Provisions.

4.5             MINISTERIAL AMENDMENTS

                Notwithstanding the provisions of Section 4.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

         (a) adding to the covenants of any or all parties, provided that the board of directors of each of CERI, Capital Holdings and WSI shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

         (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of CERI, Capital Holdings and WSI, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

         (c) making such changes or corrections which, on the advice of counsel to CERI, Capital Holdings and WSI, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of CERI, Capital Holdings and WSI shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6             MEETING TO CONSIDER AMENDMENTS

                CERI, at the request of WSI, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the articles and by-laws of CERI, the Share Provisions and all applicable laws.

4.7             AMENDMENTS ONLY IN WRITING

                No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.8             ENUREMENT

                This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign or transfer all or any part of its rights and obligations under this Agreement without the prior written consent of the other parties hereto and the consent of the holders of Exchangeable Shares given in accordance with section 10.2 of the Share Provisions.

4.9             NOTICES TO PARTIES

                All notices and other communications required or permitted to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally, including by prepaid courier delivery, or by telecopy, in each case addressed to the particular party at:

                in the case of each of WSI, Capital Holdings and CERI:

                Waste Services (CA) Inc.
                1122 International Blvd
                Suite 601
                Burlington, Ontario
                L7L 6Z8

                Attention:        General Counsel
                Fax No.:          (905) 319-9408

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof, unless such day is not a Business Day or unless such delivery occurs after 5:00 p.m. (local time), in which case it shall be deemed to have been given and received on the immediately following Business Day.

4.10            JURISDICTION

                This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

4.11            ATTORNMENT

                Each of the parties hereto agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and WSI hereby appoints CERI at its registered office in the Province of Ontario as attorney for service of process.

4.12            COUNTERPARTS

                This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                   WASTE SERVICES, INC.


                                   By:
                                          --------------------------------------
                                   Name:
                                   Title:


                                   CAPITAL ENVIRONMENTAL HOLDINGS COMPANY


                                   By:
                                          --------------------------------------
                                   Name:
                                   Title:


                                   WASTE SERVICES (CA) INC.


                                   By:
                                          --------------------------------------
                                   Name:
                                   Title: